UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

REVELYST, INC.
(Exact name of registrant as specified in its charter)

Delaware	88-3763984
(State of or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 1411 Providence, RI 02901 (Address of principal executive offices) (Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-276525

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1.	Description of Registrant’s Securities to be Registered
Revelyst, Inc., a Delaware corporation (the “Registrant”), hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder, that is set forth under the caption “Description of Revelyst Capital Stock” in the Registrant’s Registration Statement on Form S-4 (File No. 333-276525), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 16, 2024, as amended by amendments to such Registration Statement filed on March 5, 2024 and March 18, 2024, and declared effective by the SEC on March 22, 2024, and subsequently amended by post-effective amendments to such Registration Statement filed on October 8, 2024 and October 16, 2024, and declared effective by the SEC on October 18, 2024. Any form of prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement and that includes such description, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Revelyst, Inc.
	By:	/s/ Jung Choi
Name: Jung Choi
Title: General Counsel and Corporate Secretary

Date: November 26, 2024